                       CHARITY SHAREHOLDER'S AGREEMENT



     THIS AGREEMENT is made this _____ day of __________, 1999, by and between ________________________, herein referred to as "Shareholder", and FIRST INTERSTATE BANCSYSTEM, INC., a Montana corporation, with mailing address at 401 North 31st Street, Billings, Montana 59101, herein referred to as the "Corporation".

                                  WITNESSETH:

     A. Shareholder owns shares of capital stock of the Corporation, which stock, together with any additional stock hereafter acquired by Shareholder, is herein referred to as the "Shares".

     B. The Corporation desires to restrict the issuance and holding of its corporate stock.

     C. The Corporation and Shareholder desire to obligate each other to sell and purchase Shares under specified circumstances, as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein, IT IS
AGREED:

     1. RESTRICTION ON TRANSFER OR PLEDGE OF SHARES. Except as otherwise provided in this Agreement or as agreed upon in writing by the Shareholder and the Corporation, Shareholder shall not transfer or permit to be transferred, whether voluntarily, involuntarily or by operation of law, any or all of the Shares now or hereafter acquired by Shareholder, and any attempted transfer in violation of this Agreement shall be void. Shareholder shall not encumber or use any Shares as security for a loan, except upon the written consent of the Corporation.

     2. PURCHASE OPTION UPON BONA FIDE SALE. If a Shareholder intends to sell any Shares to any person other than the Corporation, Shareholder shall give ninety (90) days' written notice to the Corporation of the intention to sell Shares. The notice, in addition to stating the intention to sell Shares, shall state (i) the number of Shares to be sold, (ii) the name and address of the proposed purchaser, (iii) the amount of the consideration and the other terms of the sale. At the request of the Corporation, Shareholder shall demonstrate to the reasonable satisfaction of the Corporation that the intended sale is bona fide. Within ninety (90) days after the Corporation's receipt of the notice of intention to sell Shares, the Corporation may exercise an option to purchase all but not less than all of the Shares proposed to be sold.

     3. PURCHASE OPTION UPON INVOLUNTARY TRANSFER. If Shares are transferred by operation of law to any person other than the Corporation (such as, but not limited to, a shareholder's trustee in bankruptcy, or a purchaser at any creditor's or court-ordered sale), Shareholder shall immediately give written notice to the Corporation of such transfer. The Corporation, within ninety (90) days after the Corporation's receipt of actual notice of the transfer, may exercise an option to purchase all but not less than all of the Shares so transferred from the transferee of the Shares. Any transfer of the Shares by operation of law shall be subject to this right and option of the Corporation to purchase the Shares.

     4. GENERAL PURCHASE OPTION. The Corporation has the option, exercisable at any time, to purchase all or any portion of the Shares, as determined by the Corporation.

     5. EXERCISE OF OPTIONS. The Corporation may exercise any of the Options granted in paragraphs 2, 3, or 4 by delivering written notice of its exercise of the option to the Shareholder in the case of a paragraph 2 or 4 option or to the transferee in the case of a paragraph 3 option.


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

     6. EFFECT OF NON-EXERCISE OF OPTIONS. If the purchase options are forfeited or are not exercised in compliance with the terms of this Agreement, then the Shares to which the option applied shall be unrestricted and no longer subject to the terms of this Agreement.

     7. THE PURCHASE PRICE. The purchase price for each Share purchased pursuant to any of the options granted in this Agreement shall be the appraised value of a minority Share as stated in the most recent quarterly appraisal available to the Corporation; except, however, if the price offered by a proposed transferee under paragraph 2 is less than the appraised value set forth above, then the purchase price offered by the proposed transferee shall be the purchase price for such Shares. The Corporation's Shares shall be appraised as of the last day of each calendar quarter by an unaffiliated firm qualified to make such an appraisal, as determined by the Corporation. The expense of determining the appraised value shall be borne by the Corporation. An appraisal of the Shares delivered to any department, division, or subsidiary of the Corporation may be utilized under this paragraph.

     The Corporation may, at its option, withhold any amount that the Shareholder owes the Corporation or its subsidiaries from the amount of the purchase price payable to Shareholder and apply said amount to such indebtedness.

     8. PAYMENT OF THE PURCHASE PRICE. The purchase price for Shares shall be paid in cash at closing.

     9.   THE CLOSING.

     9.1 TIME AND PLACE. Unless otherwise agreed by the parties, the closing of the sale and purchase of Shares, as provided in this Agreement, shall take place at the general offices of the Corporation. The closing shall take place ten (10) days after the delivery of the Corporation's written notice of its exercise of the option to purchase the Shareholder's Shares.

     9.2 DOCUMENTS. At the closing of the sale and purchase, the Shareholder and the Corporation shall execute and immediately deliver to each other the various documents which shall be required to carry out their undertakings hereunder, including but not limited to the payment of cash and the assignment and delivery of stock certificates free and clear of all taxes, debts, claims, judgments, liens or encumbrances whatsoever.

     10. LEGEND ON CERTIFICATES. All Shares now or hereafter owned by Shareholder shall be subject to the provisions of this Agreement, and the certificates representing such Shares shall bear the following legend reciting the existence of the Agreement:

     The sale, transfer or encumbrance of shares represented by this certificate is subject to an agreement restricting transfer or acquisition of the shares. A copy of the agreement is on file in the office of the secretary of the Corporation. Any transfer or acquisition in violation of the agreement is null and void.

Upon the execution of this Agreement, Shareholder shall immediately and temporarily surrender Stockholder's stock certificates to the Corporation, and the Corporation shall cause the above legend to be placed thereon before returning the certificates.

     11. REISSUED SHARES. The Corporation shall have the right to substitute or reissue stock in exchange for the Shares in the event of a stock split, merger, consolidation, name change, sale, spin off, share
exchange or other corporate reorganization.   Substituted or reissued stock
shall be subject to the terms of this Agreement.


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

     12.  TERMINATION.

     12.1 EVENTS CAUSING TERMINATION. This Agreement and all restrictions on stock transfer created hereby shall be effective as of the date hereof and shall terminate on (a) the occurrence of the bankruptcy, receivership or dissolution of the Corporation, (b) the public trading of the Corporation's common stock, or (c) the execution of a written instrument by the Corporation and the party or parties who then own Shares subject to this Agreement which terminates the same.

     12.2 SURVIVAL OF RIGHTS AND REMEDIES. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of termination hereof.

     13. REMEDIES. The parties agree that they will not have an adequate remedy at law for the breach of this Agreement because, among other reasons, the Shares cannot readily be purchased or sold on the open market. The parties shall have available for any breach of this Agreement the remedies of specific performance and injunctive relief, together with all other remedies at law or in equity. No waiver of, or forbearance to enforce, any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or any other right or provision.

     14. MODIFICATION OR TERMINATION. This Agreement may not be modified or terminated orally, and no modification, termination, or amendment shall be valid unless in writing signed by all parties hereto.

     15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Montana.

     16. SEVERABILITY. Each term and provision of this Agreement is intended to be enforced to the maximum extent permitted by applicable law.
If any term or provision of this agreement or the applicability thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect.

     17. NOTICES. All notices provided for by this Agreement shall be made in writing and shall be given either (1) by actual delivery of the notice to the party entitled thereto; or (2) by mailing the notice in the U. S. mails, certified mail, return receipt requested, to the last known address of the party entitled thereto. The notice shall be deemed to be received in case
(1), on the date of its actual receipt by a party and in case (2), on the date of its mailing. Any notice to be given by Shareholder shall be given on the form of notice attached hereto as Exhibit A. A party wishing to change its designated address shall do so by notice in writing to the other party.

     18. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the Corporation and the Shareholder and their respective successors and assigns.

     19.  TIME.  Time shall be of the essence of this Agreement.

     20. HEADINGS. The headings used herein are for convenience only, and shall not be construed as a part of this Agreement or as a limitation on the scope of the particular paragraphs to which they refer.

     21. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties, and supersedes any and all prior negotiations and understandings.


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

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth on page 1.


                                       FIRST INTERSTATE BANCSYSTEM, INC.

                                       By
                                         -------------------------------------
                                       Its
                                          ------------------------------------

                                                                   "Corporation"


                                       Name:
                                            ----------------------------------
                                       Address:
                                               -------------------------------
                                               -------------------------------

                                                                   "Shareholder"




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

                                  EXHIBIT A

                                    NOTICE


     TO:  First Interstate BancSystem, Inc.
          401 North 31st Street
          Billings, MT  59101

          Pursuant to the Charity Shareholder's Agreement dated ______________, the undersigned hereby gives notice of:


     (CHECK ONE):

               The undersigned Shareholder's intention to sell Shares as
----------     follows:

               Number of Shares: _________
               Proposed Purchaser
               And Address:
                                 ----------------------------------------
                                 ----------------------------------------
                                 ----------------------------------------

               Consideration:
                                 ----------------------------------------

               Terms of Sale:
                                 ----------------------------------------

               The involuntary transfer of Shareholder's Shares to:
----------     Name and address of transferee:
                                              ---------------------------
                                              ---------------------------
                                              ---------------------------


          Dated:
                -----------------

               Name of Shareholder:
                                    ------------------------------------
               Address of Shareholder
                                     -----------------------------------
                                     -----------------------------------


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